Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	BioTelemetry, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@biotelinc.com

BioTelemetry, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

Exceeds Company’s Guidance

Malvern, PA — (GLOBE NEWSWIRE) — February 17, 2016 — BioTelemetry, Inc. (NASDAQ:BEAT), the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, today reported results for the fourth quarter and full year ended December 31, 2015.

Company Highlights

•                  Highest quarterly and annual EBITDA in Company’s history of $10.1 million and $33.0 million, respectively

•                  Recorded $7.4 million GAAP net income for the full year 2015, highest in the Company’s history

•                  Achieved fourteenth consecutive quarter of year over year revenue growth

•                  Tripled CardioKey volume from the third to fourth quarter 2015

•                  Received 8% Medicare rate increase for MCT with release of final 2016 physician fee schedule

•                  Expecting low double-digit revenue growth and 20% adjusted EBITDA margin for 2016

President and CEO Commentary

Joseph Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented: “2015 was a record year for BioTelemetry as we posted the highest revenue, patient and study volumes, net income and EBITDA in the Company’s history.  These achievements are a direct result of the successful implementation of our corporate strategy.  We have adhered to the same guiding principles over the past few years and they have proven effective in growing the business. We will continue to apply this model as we expand the business into complementary opportunities.

“We are excited about the Company’s outlook as we enter 2016.  Our Healthcare segment is benefitting from continued volume strength as well as the 8% increase in the MCT Medicare rate which will have an approximate $5 million impact on our top and bottom lines.  We are investing in and expanding our product offerings in our Technology segment and we continue to experience double-digit growth in our Research study volume.  With the strengthening trends in the overall business, coupled with the impact of the Medicare rate increase and the launch of the next generation MCT device, we expect 2016 to be another record year for BioTelemetry with low double-digit revenue growth and 20% adjusted EBITDA margin.”

Fourth Quarter Financial Results

Revenue for the fourth quarter 2015 was $46.8 million compared to $43.7 million for the fourth quarter 2014, an increase of $3.1 million, or 7.1%.  This increase was due to $4.0 million higher Healthcare revenue, primarily driven by increased MCT patient volume and favorable pricing as well as $0.6 million higher Research revenue due to a 17% increase in study volume.  These increases were partially offset by a decline of $1.5 million in Technology revenue due to lower sales resulting from customers delaying purchases as they await the release of upgraded devices.  For the fourth quarter 2015, Healthcare revenue was comprised of 39.6% Medicare and 60.4% commercial.

Gross profit for the fourth quarter 2015 increased to $28.3 million, or 60.4% of revenue, compared to $24.5 million, or 56.2% of revenue, for the fourth quarter 2014.  Gross profit for the fourth quarter 2014 on an adjusted basis was $24.7 million, or 56.7% of revenue, excluding $0.2 million of duplicative labor costs related to the integration of our 2014 acquisitions.  The increase in adjusted gross profit percentage was driven by a 250 basis point improvement primarily due to reductions in device transportation and communication expense, as well as a 250 basis point impact from higher Healthcare pricing and efficiencies stemming from increased patient volume.  These increases were partially offset by reduced margins in our Research segment due to investments made in the business during 2015 to support future growth and lower Technology margins stemming from lower revenue.

On a GAAP basis, operating expense for the fourth quarter 2015 was $24.8 million, compared to $25.2 million for the fourth quarter 2014.  On an adjusted basis, operating expense for the fourth quarter 2015 was flat at $23.2 million compared to the prior year quarter.  The adjusted operating expense excludes $1.6 million for the fourth quarter 2015 primarily related to patent litigation and $2.1 million for the fourth quarter 2014 primarily due to patent litigation, integration activities and legal fees associated with the Civil Investigative Demand.  Higher headcount related expense of $0.5 million in general and administrative and $0.3 million in sales and marketing, in combination with $0.5 million higher research and development consulting expense, were completely offset by $1.1 million lower bad debt expense and $0.2 million lower research and development headcount related expense.

On a GAAP basis, interest and other loss, net for the fourth quarter 2015 was $0.4 million, compared to $0.6 million in the fourth quarter 2014.  On an adjusted basis, interest and other loss, net for the fourth quarter 2014 was $0.3 million, excluding $0.4 million due to the early extinguishment of debt.  The increase on an adjusted basis is the result of the additional debt secured in December 2014.

On a GAAP basis, net income for the fourth quarter 2015 was $2.8 million, or $0.10 per diluted share, compared to a net loss of $1.7 million for the fourth quarter 2014, or a loss of $0.06 per diluted share.  Excluding the $1.6 million of other charges, adjusted net income for the fourth quarter 2015 was $4.4 million, or $0.15 per diluted share.  This compares to adjusted net income of $1.4 million, or $0.05 per diluted share, for the fourth quarter 2014, which excludes the impact of $2.1 million of other charges, $0.2 million of duplicative labor costs, $0.4 million due to the early extinguishment of debt and $0.4 million for the reduction of the tax benefit recorded in relation to the Mednet acquisition.

Full Year 2015 Financial Results

Revenue for the twelve months ended December 31, 2015 was $178.5 million compared to $166.6 million for the prior year, an increase of $11.9 million, or 7.2%.  Healthcare revenue increased $12.8 million driven by favorable pricing as well as higher patient volume.  In addition, Research revenue increased $2.1 million due to an approximate 14% increase in study volume.  These increases were partially offset by a decrease in the Technology segment of $3.0 million due to lower device and repair sales resulting from customers delaying purchases as they await the release of upgraded devices, as well as several large one-time sales in 2014.  For the twelve months ended December 31, 2015, patient revenue was comprised of 41.1% Medicare and 58.9% commercial.

Gross profit for the twelve months ended December 31, 2015 was $106.6 million, or 59.7% of revenue, compared to $93.5 million, or 56.1% of revenue, for the prior year.  Gross profit for the twelve months ended December 31, 2014 on an adjusted basis was $94.6 million, or 56.8% of revenue, which excludes $1.1 million related to the integration of the 2014 acquisitions.  The increase in the adjusted gross profit percentage was primarily due to a 280 basis point improvement due to reductions in device transportation and communication expense and the favorable Healthcare pricing which had a 130 basis point impact.  These increases were partially offset by reduced margins in our Research segment due to investments made in the business during 2015 to support future growth and lower Technology margins stemming from lower revenue.

On a GAAP basis, operating expense for the twelve months ended December 31, 2015 was $97.0 million compared to $97.8 million in the prior year, a decrease of $0.8 million, or 0.8%.  On an adjusted basis, operating expense for the full year 2015 was $91.0 million, a slight increase compared to $90.7 million for the prior year.  These adjusted operating expenses exclude $6.1 million of other charges for the full year 2015 primarily due to patent litigation and other legal fees, and $7.1 million for the full year 2014 primarily due to patent litigation, integration activities and legal fees associated with the Civil Investigative Demand.  Increased general and administrative headcount expense of $1.0 million, $1.0 million higher infrastructure expense, $0.3 million higher depreciation and amortization and $0.2 million higher legal expense were offset by $1.3 million lower bad debt due to improved collections, $0.9 million lower sales and marketing primarily due to lower headcount and $0.3 million lower research and development consulting expense related to the next generation device.

On a GAAP basis, interest and other loss, net for the twelve months ended December 31, 2015 was $1.6 million, compared to $7.8 million for the twelve months ended December 31, 2014.  On an adjusted basis, interest and other loss, net for the twelve months ended December 31, 2014 was $1.0 million, excluding the $6.4 million settlement with the Department of Justice and $0.4 million due to the early extinguishment of debt.  The increase on an adjusted basis is the result of the additional debt secured in December 2014.

On a GAAP basis, net income for the twelve months ended December 31, 2015 was $7.4 million, or $0.26 per diluted share, compared to a net loss of $9.8 million, or a loss of $0.37 per diluted share, for the twelve months ended December 31, 2014.  Excluding $6.1 million of other charges, adjusted net income for the twelve months ended December 31, 2015 was $13.5 million, or $0.46 per diluted share.  This compares to adjusted net income of $2.7 million, or $0.10 per diluted share, for the twelve months ended December 31, 2014, which excludes $12.5 million of other charges inclusive of the $6.4 million settlement with the Department of Justice and $0.4 million for the early extinguishment of debt which was partially offset by a $2.5 million tax benefit related to the Mednet acquisition.

Liquidity

As of December 31, 2015, total cash was $19.0 million, a decrease of $1.0 million compared to December 31, 2014.  The significant cash uses during the year ended December 31, 2015 include the $6.4 million settlement with the Department of Justice and $13.6 million for capital expenditures, primarily medical devices.  These uses were substantially offset by cash generated from operations.  Consolidated days sales outstanding decreased to 47 days as of December 31, 2015, down from 51 days in the prior year.

As of December 31, 2015, the Company had outstanding debt of $23.6 million.  The Company also has access to a $15.0 million revolving credit facility which remains undrawn.

Conference Call

BioTelemetry, Inc. will host an earnings conference call on Wednesday, February 17, 2016 at 5:00 PM Eastern Time.  The call will be simultaneously webcast on the investor information page of our website, www.gobio.com.  The call will be archived on our website for two weeks.

About BioTelemetry

BioTelemetry, Inc., formerly known as CardioNet, Inc., is the leading wireless medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care.  The Company currently provides cardiac monitoring services, original equipment manufacturing with a primary focus on cardiac monitoring devices and centralized cardiac core laboratory services.  More information can be found at www.gobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things, our ability to successfully integrate acquisitions into our business and the effect such acquisitions will have on our results of operation, effectiveness of our cost savings initiatives, relationships with our government and commercial payors, changes to insurance coverage and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services, patent protection, adverse regulatory action, and litigation success.  For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

	Three Months Ended
	(unaudited)
Consolidated Statements of Operations (In Thousands, Except Per Share Amounts)	December 31, 2015	December 31, 2014

Revenues	$46,774	$43,653
Cost of revenues	18,510	19,124
Gross profit	28,264	24,529
Gross profit %	60.4%	56.2%

Operating expenses:
General and administrative	12,782	12,233
Sales and marketing	7,195	6,894
Bad debt expense	1,278	2,375
Research and development	1,950	1,656
Other charges	1,601	2,073
Total operating expenses	24,806	25,231

Income (loss) from operations	3,458	(702)
Interest and other loss, net	(402)	(642)

Income (loss) before income taxes	3,056	(1,344)
Provision for income taxes	(208)	(310)
Net Income (loss)	$2,848	$(1,654)

Net income (loss) per share (a):
Basic	$0.10	$(0.06)
Diluted	$0.10	$(0.06)

Weighted average number of common shares outstanding (a):
Basic	27,227	26,719
Diluted	29,299	26,719

(a)         Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed by giving effect to all potential dilutive common shares, including stock options, and restricted stock units (“RSUs”).  If the outstanding options or RSUs were exercised or converted into common stock, the result would be anti-dilutive for the quarter ended December 31, 2014.  Accordingly, basic and diluted net loss per share is the same for the quarter ended December 31, 2014.  Please refer to the reconciliation of Non-GAAP Financial Measures for diluted share count information for the quarter ended December 31, 2014.

	Twelve Months Ended
	(unaudited)
Consolidated Statements of Operations (In Thousands, Except Per Share Amounts)	December 31, 2015	December 31, 2014

Revenues	$178,513	$166,578
Cost of revenues	71,956	73,114
Gross profit	106,557	93,464
Gross profit %	59.7%	56.1%

Operating expenses:
General and administrative	47,882	45,131
Sales and marketing	27,936	28,805
Bad debt expense	8,047	9,347
Research and development	7,111	7,396
Other charges	6,063	7,098
Total operating expenses	97,039	97,777

Income (loss) from operations	9,518	(4,313)
Interest and other loss, net	(1,622)	(7,793)

Income (loss) before income taxes	7,896	(12,106)
(Provision) benefit from income taxes	(468)	2,313
Net Income (loss)	$7,428	$(9,793)

Net income (loss) per share (a):
Basic	$0.27	$(0.37)
Diluted	$0.26	$(0.37)

Weighted average number of common shares outstanding (a):
Basic	27,116	26,445
Diluted	29,089	26,445

(a)         Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed by giving effect to all potential dilutive common shares, including stock options, and restricted stock units (“RSUs”).  If the outstanding options or RSUs were exercised or converted into common stock, the result would be anti-dilutive for the twelve months ended December 31, 2014.  Accordingly, basic and diluted net loss per share is the same for the twelve months ended December 31, 2014.  Please refer to the reconciliation of Non-GAAP Financial Measures for diluted share count information for the twelve months ended December 31, 2014.

Summary Financial Data

(In Thousands)

	December 31, 2015	December 31, 2014
	(unaudited)	(unaudited)

Cash and cash equivalents	$18,986	$20,007
Patient accounts receivable, net	15,179	15,184
Other accounts receivable, net	8,997	9,362
Days sales outstanding	47	51
Working capital (a)	23,157	13,879
Total assets (b)	124,143	124,372
Total debt	23,582	24,741
Total shareholders’ equity	75,926	63,676

(a)         In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Income Taxes: Balance Sheet Classification of Deferred Taxes. The standard requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet. Previously, deferred taxes have been separated into current and noncurrent. The Company has elected to early adopt this standard at December 31, 2015 and has applied this change in accounting principle retrospectively. As a result of this retrospective adoption, $271 of deferred tax assets have been reclassified from Prepaid and other current assets to Deferred tax liability on the December 31, 2014 Consolidated Balance Sheet.

(b)         In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs.  The standard requires debt issuance costs to be presented on the balance sheet as a direct reduction of the carrying value of the associated debt liability, consistent with the presentation of debt discounts. Previously, debt issuance costs have been presented as a deferred asset. The recognition and measurement requirements will not change as a result of this guidance. The Company has elected to early adopt this standard at December 31, 2015 and has applied this change in accounting principle retrospectively. As a result of the retrospective adoption, $135 of debt issuance costs have been reclassified from Other assets to Long term debt on the December 31, 2014 Consolidated Balance Sheet.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Three Months Ended (unaudited)
	December 31, 2015	December 31, 2014

Income (loss) from operations — GAAP	$3,458	$(702)

Other charges (a)	1,601	2,293

Adjusted income from operations	$5,059	$1,591

Net income (loss) — GAAP	$2,848	$(1,654)

Other charges (b)	1,601	3,036

Adjusted net income	$4,449	$1,382

Net income (loss) per diluted share — GAAP	$0.10	$(0.06)

Other charges per diluted share (b)	0.05	0.11

Adjusted net income per diluted share	$0.15	$0.05

Weighted average number of common shares outstanding — diluted	29,299	28,505

	Three Months Ended
	(unaudited)
	December 31, 2015	December 31, 2014

Cash provided by operating activities	$7,197	$4,239
Capital expenditures	(3,290)	(2,804)
Free cash flow	$3,907	$1,435

	Three Months Ended
	(unaudited)
	December 31, 2015	December 31, 2014

Income (loss) from operations — GAAP	$3,458	$(702)
Other charges (a)	1,601	2,293
Depreciation and amortization expense	3,364	3,307
Stock compensation expense	1,631	1,375
Adjusted EBITDA	$10,054	$6,273

(a)              In the fourth quarter 2015, the Company incurred $1.6 million of other charges primarily due to patent litigation.  In the fourth quarter 2014, the Company incurred $2.1 million of other charges primarily related to legal fees for patent litigation, as well as costs associated with the integration of the Mednet and BMS acquisitions and legal fees associated with the Civil Investigative Demand.  The Company also incurred $0.2 million of expense for duplicative labor due to the relocation of certain business functions in relation to the integration of the 2014 acquisitions.

(b)              In addition to the $2.3 million of other charges incurred for the fourth quarter 2014, the Company recorded $0.4 million for the extinguishment of debt and $0.4 million for the reduction of the tax benefit recorded in relation to the Mednet acquisition.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Per Share Amounts)

In accordance with Regulation G of the Securities and Exchange Commission, the table set forth below reconciles certain financial measures used in this press release that were not calculated in accordance with generally accepted accounting principles, or GAAP, with the most directly comparable financial measure calculated in accordance with GAAP.

	Twelve Months Ended (unaudited)
	December 31, 2015	December 31, 2014

Income (loss) from operations — GAAP	$9,518	$(4,313)

Other charges (a)	6,063	8,208

Adjusted income from operations	$15,581	$3,895

Net income (loss) — GAAP	$7,428	$(9,793)

Other charges (b)	6,063	12,481

Adjusted net income	$13,491	$2,688

Net income (loss) per diluted share — GAAP	$0.26	$(0.37)

Other charges per diluted share (b)	0.20	0.47

Adjusted net income per diluted share	$0.46	$0.10

Weighted average number of common shares outstanding — diluted	29,089	28,279

	Twelve Months Ended
	(unaudited)
	December 31, 2015	December 31, 2014

Cash provided by operating activities	$14,350	$8,811
Capital expenditures	(13,600)	(12,781)
Free cash flow	$750	$(3,970)

	Twelve Months Ended
	(unaudited)
	December 31, 2015	December 31, 2014

Income (loss) from operations — GAAP	$9,518	$(4,313)
Other charges (a)	6,063	8,208
Depreciation and amortization expense	12,488	12,550
Stock compensation expense	4,952	4,037
Adjusted EBITDA	$33,021	$20,482

(a)              For the year ended December 31, 2015, the Company incurred $6.1 million of other charges primarily due to patent litigation.  For the year ended December 31, 2014, the Company incurred $7.1 million of other charges primarily due to legal fees related to patent litigation and the Civil Investigative Demand as well as costs associated with the integration of the Mednet and BMS acquisitions.  The Company also incurred $1.1 million of expense for duplicative labor due to the relocation of certain business functions in relation to the integration of the 2014 acquisitions.

(b)              In addition to the $8.2 million of other charges incurred for the year ended December 31, 2014, the Company recorded a non-operating charge of $6.4 million for the settlement with the Department of Justice as well as $0.4 million for the extinguishment of debt.  This was partially offset by a $2.5 million tax benefit related to the acquisition of Mednet.